Exhibit 3.54

	LLC-1	This Space For Office Use Only
Secretary of State Articles of Organization Limited Liability Company (LLC)
IMPORTANT — Read Instructions before completing this form.

Filing Fee    –    $70.00

Copy Fees  –    First page $1.00; each attachment page $0.50; Certification Fee - $5.00

Note: LLCs may have to pay minimum $800 tax to the California Franchise Tax Board each year. For more information, go to https://www.ftb.ca.gov.

1. Limited Liability Company Name (See Instructions – Must contain an LLC ending such as LLC or L.L.C. “LLC” will be added, if not included.) LGI Homes - California, LLC

2.	Business Addresses

a. Initial Street Address of Designated Office in California - Do not enter a P.O. Box	City (no abbreviations)	State	Zip Code
501 West Broadway, 19th Floor	San Diego	CA	92101
b. Initial Mailing Address of LLC, if different than item 2a	City (no abbreviations)	State	Zip Code
1450 Lake Robbins Drive, Suite 430	The Woodlands	TX	77380

3.	Service of Process (Must provide either individual OR Corporation.)

INDIVIDUAL – Complete Items 3a and 3b only. Must Include agent’s full name and California street address.

a. California Agent’s First Name (if agent is not a corporation)	Middle Name	Last Name	Suffix
b. Street Address (if agent is not a corporation) - Do not enter a P.O. Box	City (no abbreviations)	State	Zip Code
CA

CORPORATION – Complete Item 3c. Only include the name of the registered agent Corporation.

c. California Registered Corporate Agent’s Name (if agent is a corporation) – Do not complete Item 3a or 3b

CORPORATION SERVICE COMPANY WHICH WILL DO BUSINESS IN CALIFORNIA AS CSC-LAWYERS INCORPORATING SERVICE

4.	Management (Select only one box)

The LLC will be managed by:
☑ One Manager ☐ More than One Manager ☐ All LLC Member(s)

5.	Purpose Statement (Do not alter Purpose Statement)

The purpose of the limited liability company is to engage in any lawful act or activity for which a limited liability company may be organized under the California Revised Uniform Limited Liability Company Act.

6.	The Information contained herein, including in any attachments, is true and correct.

/s/ Meg Britton	Meg Britton
Organizer sign here	Print your name here

LLC-1 (REV 04/2017)	2017 California Secretary of State www.sos.ca.gov/business/be

Date:	MAY 08 2017
/s/ Alex Padilla
Alex Padilla, Secretary of State